UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2016

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2016, the Board of Directors of Hanesbrands Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Bylaws (the “Amended Bylaws”). The Amended Bylaws add a provision that provides, among other matters, that (unless the Company consents to the selection of an alternative forum) any of the following four types of litigation be brought in the Circuit Court for Baltimore City, Maryland (or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division): (a) a derivative lawsuit, (b) an action asserting breach of duty by a current or former director, officer, employee, agent or stockholder of the Company, (c) an action pursuant to any provision of the Maryland General Corporation Law or the charter or bylaws of the Company, and (d) an action asserting a claim governed by the internal affairs doctrine.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Hanesbrands Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 16, 2016	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Hanesbrands Inc.